SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_|   Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Section 240.14a-12

DALE JARRETT RACING ADVENTURE, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1.  Title of each class of securities to which transaction applies:  ________________

   2.  Aggregate number of securities to which transaction applies:  ________________

   3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  ________________________________________________________

   4.  Proposed maximum aggregate value of transaction:  _______________________

   5.  Total fee paid:  _____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount Previously Paid:  ____________________________________________

   2.  Form, Schedule or Registration Statement No.:  ___________________________

   3.  Filing Party:  ______________________________________________________

   4.   Date Filed:  ________________________________________________________

DALE JARRETT RACING ADVENTURE, INC.

PROXY FOR CORPORATE ACTION

October 2, 2015

The undersigned hereby constitutes and appoints Timothy Shannon, the undersigned’s true and lawful attorneys and proxies (with full power of substitution in each) (the “Proxies”), to vote all of the shares of Dale Jarrett Racing Adventure, Inc. owned by the undersigned on October 1, 2015 (the Record Date), at the 2015 Special Meeting of Shareholders of Dale Jarrett Racing Adventure, Inc. to be held at 945 3rd Ave SE, Suite 102, Hickory, NC 28602 on November 9, 2015, at 10:00 a.m., local time (including adjournments), with all powers that the undersigned would possess if personally present.

THE BOARD RECOMMENDS A VOTE FOR

EACH PROPOSAL AND NOMINEE.

I.   PROPOSAL TO SELL THE ASSETS AND LIABILITIES OF THE RACING SCHOOL

___ FOR          ___ AGAINST          ___ ABSTAIN

II.  PROPOSAL TO CHANGE NAME OF THE COMPANY TO REFLECT NEW BUSINESS

___ FOR          ___ AGAINST          ___ ABSTAIN

Should any other matter requiring a vote of the shareholders arise, the above-named Proxies, and each of them acting alone, are authorized to vote the shares represented by this Proxy as their judgment indicates is in the best interest of Dale Jarrett Racing Adventure, Inc.

This Proxy is solicited on behalf of the management of Dale Jarrett Racing Adventure, Inc.  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the proposals described above.

IMPORTANT:  Please date this Proxy and sign exactly as your name or names appear hereon.  If shares are held jointly, both owners must sign.  Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated:  ______________________, 2015

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

To Our Shareholders:

     Whether or not you are able to attend our 2015 Special Meeting of Shareholders, it is important that your shares be represented, regardless of the number of shares you own.  Accordingly, please complete and sign the Proxy provided above and mail it in the enclosed postage paid envelope.

     We look forward to receiving your voted Proxy at your earliest convenience.

DALE JARRETT RACING ADVENTURE, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 9, 2015

To the Shareholders of Dale Jarrett Racing Adventure, Inc.:

   You are cordially invited to attend the 2015 Special Meeting of Shareholders of Dale Jarrett Racing Adventure, Inc. (the “Company”), which will be held at 945 3rd Ave SE, Suite 102, Hickory, NC 28602, on November 9, 2015 at 10:00 a.m., local time, and any adjournments or postponements thereof for the following purposes:

1.

To vote upon the sale the assets and liabilities of the racing school; and

2.

To vote upon the change of the name of the Company from Dale Jarrett Racing Adventure, Inc. to 24/7 Kid Doc, Inc.

3.

To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on October 1, 2015 will be entitled to vote at the special meeting.  Information relating to the matters to be considered and voted on at the Special Meeting is set forth in the proxy statement accompanying this notice.  Please read the proxy statement and vote your shares as soon as possible.  To ensure your representation at the Special Meeting, please complete, date, sign, and return the enclosed proxy, even if you plan to attend the Special Meeting.  A proxy and a self-addressed stamped envelope are enclosed.  If you attend the Special Meeting, you may withdraw your proxy and vote in person.

   The Board of Directors unanimously recommends a vote “for” the approval of each of the proposals to be submitted at the meeting.

                           By Order of the Board of Directors,

October 2, 2015         Timothy Shannon, Chairman of the Board

DALE JARRETT RACING ADVENTURE, INC.

945 3rd AVE SE, SUITE 102

HICKORY, NC 28602

888-467-2231

PROXY STATEMENT

FOR

2015 SPECIAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy on behalf of the Board of Directors of Dale Jarrett Racing Adventure, Inc. (the “Company”) for use at the Company’s 2015 Special Meeting of Shareholders (the “Special Meeting”) to be held on November 9, 2015 at 10:00 a.m., local time, at 945 3rd Ave SE, Suite 102, Hickory, NC 28602, and any adjournments or postponements of the Special Meeting.

   This Proxy Statement and the accompanying proxy form are first being mailed to shareholders entitled to vote at the Special Meeting on or about October 6, 2015.  Our annual report on Form 10-K for the year ended December 31, 2014 may be found at www.SEC.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I receiving these materials?

   At the Special Meeting, the shareholders will act upon the matters described in the notice of meeting contained in this Proxy Statement.  We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Special Meeting.  You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign, and return the enclosed proxy card.

Who is entitled to vote?

   Only holders of shares of the Company’s Common Stock outstanding as of the close of business on October 1, 2015 (the “Record Date”) will be entitled to vote at the Special Meeting. Each shareholder is entitled to one vote for each share of Common Stock he or she held on the Record Date.

Who can attend the Special Meeting?

   All shareholders, or individuals holding their duly appointed proxies, may attend the Special Meeting.  Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Special Meeting and to vote in person.  Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Special Meeting.

What constitutes a quorum?

   A majority of the 37,438,852 shares of Common Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Special Meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice.  If you vote, your shares will be part of the quorum.  Shares represented by a proxy card either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied.  Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes.  However, broker non-votes will not be counted as votes for or against any proposal.

What is the effect of not voting?

   It will depend on how your share ownership is registered.  If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement.  If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

   If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum.  In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting.  Your broker may vote your shares in its discretion on routine matters.  With regard to non-routine matters, broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether these matters have been approved.  Abstentions will be counted toward the tabulation of votes and will have the same effect as negative notes.  Once a share is represented at the Special Meeting, it will be deemed present for quorum purposes throughout the Special Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

How can I vote?

   You can vote in one of two ways.  You can vote by mail or you can vote in person at the meeting.

   You may vote by mail.  You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope.  You do not need to put a stamp on the enclosed envelope if you mail it in the United States.  The shares you own will be voted according to the instructions on the proxy card you mail.  If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of the Board of Directors.

   You may vote in person.  If you attend the Special Meeting, then you may vote by delivering your completed proxy card in person or you may vote by completing a ballot.  Ballots will be available at the meeting.

Can I change my vote after I return my proxy card?

   Yes.  Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy bearing a later date, by providing written notice to the Secretary of the Company that you are revoking your proxy, or by voting in person at the Special Meeting.  Presence at the Special Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.  Unless so revoked, the shares represented by proxies received by the proxy holders will be voted at the Special Meeting.  When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications.  A written notice to the Company’s Secretary revoking your proxy must be sent to Dale Jarrett Racing Adventure, Inc., 945 3rd Ave SE, Suite 102, Hickory, NC 28602, Attention:  Secretary.

What am I voting on?

   You are voting on two proposals:

1.

The sale the assets and liabilities of the racing school; and

2.

To change the name of the Company from Dale Jarrett Racing Adventure, Inc. to 24/7 Kid Doc, Inc.

What are the Board’s recommendations?

   The Board recommends a vote in favor of:

1.

The sale the assets and liabilities of the racing school; and

2.

The name change from Dale Jarrett Racing Adventure, Inc. to 24/7 Kid Doc, Inc.

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board.

How are votes counted?

   Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes, and with respect to proposals other than the election of directors, “Against” votes, abstentions, and broker non-votes.  Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  If you do not give the broker or nominee specific instructions, your broker or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What vote is required to approve the proposals?

   If a quorum is present at the Special Meeting, then the proposal for the sale of the assets and liabilities of the racing school requires the affirmative vote of a majority of the shares entitled to cast a vote on the transaction.

   The proposal to change the name of the Company from Dale Jarrett Racing Adventure, Inc. to 24/7 Kid Doc, Inc. upon the completion of the sale requires the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting.

Are there any other items that are to be discussed during the Special Meeting?

   No.  The Company is not aware of any other matters that you will be asked to vote on at the Special Meeting.  If other matters are properly brought before the Special Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who pays to prepare, mail, and solicit the proxies?

   Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails.  Solicitations may be made by directors, officers and other employees of the Company, none of whom will receive additional compensation for such solicitations.  The cost of soliciting proxies will be borne by the Company.  It is anticipated that banks, brokerage houses, and other custodians, nominees, or fiduciaries will be requested to forward solicitation materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services.  All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

   Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement.  Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.  Shareholders may notify the Company of their requests by calling the Company at (888) 467-2231 or by sending a written request addressed to Dale Jarrett Racing Adventure, Inc., 945 3rd Ave SE, Suite 102, Hickory, NC 28602, Attention:  Secretary.

PROPOSALS TO THE SHAREHOLDERS

PROPOSAL I.   SALE OF RACING SCHOOL ASSETS AND LIABILITIES

The Board of Directors has approved and recommends that the shareholders approve the sale of the racing school assets and liabilities.

During the year ended December 31, 2014, the Company suffered recurring losses from operations due primarily to the declining popularity of NASCAR, and because new competitors were offering their services at significantly discounted prices through sites such as Groupon and Living Social.  As of June 30, 2015, the financial statements reflect that the liabilities of the Company exceed its assets by $733,585.  We are currently not profitable, and the Board of Directors feels that the Company cannot maintain operations if it continues to operate a racing school.  We have incurred losses of more than $7.2 million since inception, and the racing school’s inability to produce a profit will eventually drive the Company into bankruptcy, which will greatly reduce the value of our stockholders’ investment.

The Board of Directors intends to move the Company in a new direction in order to ensure the Company’s survival as an ongoing business.  The Company entered into a consulting agreement with Dr. Norberto Benitez on January 9, 2015.  Pursuant to this agreement, Dr. Benitez will be providing his expertise in establishing the new business plan of the Company under its new name of 24/7 Kid Doc, Inc.  Our new business plan is to create a franchise that will deliver pediatric services to children 24 hours a day, 7 days a week.  In addition, the Company will be looking to provide these same services via the Internet to people throughout the world, especially in places where it is difficult to have available pediatric doctors.  The Company will no longer provide any services related to the racing school.

The Board of Directors intends to change the business plan of the Company entirely from racing school to pediatric services, and no longer intends to operate the racing school in any fashion.  Since the Company will no longer be operating the racing school, the Board of Directors recommends that the shareholders approve the sale of the racing school assets and liabilities.  Currently, the Board of Directors intends to sell all of the racing school assets and liabilities to Timothy Shannon, our current CEO, in return for a promissory note valued at $200,000, to be paid in four annual payments of $50,000.  These assets consist of the cash, accounts receivable, spare parts and supplies, prepaid expenses, and vehicles and equipment of the racing school.  The estimated value of these assets is $381,300 as of June 30, 2015.  Mr. Shannon will also indemnify the Company from the debt and liabilities of the racing school once this transaction is complete.  The debt and liabilities consists of the accounts payable, credit cards payable, accrued expenses, and prepaid program fees and gift certificates outstanding.  The estimated value of these liabilities is $1,115,000 as of June 30, 2015.

The Company will operate moving forward solely as a pediatric services provider.  Mr. Shannon will continue to provide services as our Chief Executive Officer.  Mr. Shannon intends to use the assets and liabilities of the racing school to continue operating the racing school as a separate private entity until such a time as a new president can be found to purchase the assets and liabilities of the racing school and to operate the school.  The Company will no longer draw any profit from the racing school, nor will it provide any capital to support it.

If the transaction is effected, shareholders dissenting therefrom are or may be entitled, if they comply with the provisions of the Florida Business Corporations Act (FBCA) regarding appraisal rights, to be paid the fair value of their shares pursuant to FBCA 607.1301-607.1333, as attached as an exhibit at the end of this document.

   If shareholder approval is not received at this meeting, the Board of Directors does not feel that the Company will be able to continue operations due to the losses suffered by the racing school.  The Board of Directors is not confident that the Company can continue operating while maintaining the racing school assets and liabilities.

Recommendation

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE SALE OF THE ASSETS AND LIABILITIES OF THE RACING SCHOOL.

PROPOSAL II.  CHANGE OF NAME OF THE COMPANY FROM DALE JARRETT RACING ADVENTURE TO 24/7 KID DOC, INC.

The Board of Directors has approved and recommends that the shareholders approve the name change of the company from Dale Jarrett Racing Adventure to 24/7 Kid Doc, Inc.

We intend to file an amendment to our Articles of Incorporation with the Secretary of State for the State of Florida effectuating the above action.

The purpose of the name change is to bring the Company more in line with the proposed business plan.

Recommendation

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CHANGE OF THE NAME OF THE COMPANY FROM DALE JARRETT RACING ADVENTURE TO 24/7 KID DOC, INC.

DIRECTORS AND EXECUTIVE OFFICERS

Board Meetings

   It is the Company’s current policy to strongly encourage directors to attend the Special Meeting of Shareholders, but they are not required to attend.

   Our Board of Directors presently has three members.

Lack of Independence of Directors

At present, no members of our Board of Directors is be deemed to be “independent”.  In making that determination, our Board utilized the definition of independence used by The National Association of Securities Dealer, Inc.  Automated Quotation system, even though such definition does not currently apply to us because our shares of Common Stock are not listed on NASDAQ.

No Committees

Our Board of Directors does not, at present, have an audit, compensation or nominating committee, or any committee or committees performing similar functions.  All of these functions are, at present, performed by the Board of Directors as a whole.  The Board of Directors believes that, given its small size, the use of committees would hinder the Board’s efficiency and ability to respond quickly to the Company’s needs and circumstances.

Code of Ethics

   The Company adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions.  The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to:  Dale Jarrett Racing Adventure, Inc., 945 3rd Ave SE, Suite 102, Hickory, NC 28602, Attention:  Secretary.

Communications with the Board of Directors

   Shareholders may communicate with the full Board of Directors or individual directors by submitting such communications in writing to Dale Jarrett Racing Adventure, Inc., Attention: Board of Directors (or the individual director(s)), 945 3rd Ave SE, Suite 102, Hickory, NC 28602.  Such communications will be delivered directly to the directors.

Executive Officers and Directors

   Set forth below is a table identifying our executive officers and directors

Name	Position	Term(s) of Office
Timothy B. Shannon, age 53	President, Director	Inception to Present
Chief Executive Officer
	Chief Financial Officer	June 1, 2005 to present

Ronda Robertson, Age 62	Chief Operating Officer	January 2012 to Present

Glenn Jarrett, Age 64	Vice President	Inception to Present
Director

Kenneth J. Scott, age 59	Director	January 26, 2007 to present

Resumes:

Timothy B. Shannon.   Mr. Shannon has been President, Director and Chief Executive Officer of the Company since its inception in 1998.  Mr. Shannon became Chief Financial Officer in June 2005.   Mr. Shannon spent six years as a systems engineer and marketing representative with IBM after graduating in 1983 from the University of South Florida’s Engineering College with a degree in Computer Science.  From 1990 until 1994 Mr. Shannon was an investment advisor with Great Western Securities and Hearn Financial Services in Orlando, FL.  In 1995, he co-founded Shannon/Rosenbloom Marketing with Brian Rosenbloom, a former director of Dale Jarrett Racing Adventure, Inc.

Ronda Robertson.   Ms. Robertson has been a marketing director of the Company since 2003.  In January 2012, Ms. Robertson was appointed to the position of Chief Operating Officer of the Company.  Before working with the Company, Ms. Robertson was the Vice President at Equity Marketing from 1990 through 2000, and the Vice President at Summit Marketing from 2000 through 2003.  Ms. Robertson studied at Maryville College in St. Louis between 1976 and 1979.

Glenn Jarrett.  Mr. Jarrett has been a Director of the Company since its inception.  Mr. Jarrett works as an auto racing announcer and consultant.  Mr. Jarrett has been a senior motorsports announcer on radio since 1991.  He is a motorsports announcer (Pits) at contracted events and is the co-producer and co-host of the “World of Racing” radio program on MRN radio which airs weekdays.   Mr. Jarrett has an extensive background in auto racing.   He drove in the NASCAR Busch Series from 1982 to 1988 and ran a total of 18 NASCAR Winston Cup Races from 1977 to 1983.   Mr. Jarrett is the acting consultant and marketing coordinator for DAJ Racing, Inc. and has been a guest speaker at many auto racing and related functions.  Mr. Jarrett graduated from the University of North Carolina in 1972 with a Bachelor of Science degree in Business Administration.

Kenneth J. Scott.  Since 1985, Mr. Scott has been President of Kenneth J. Scott, P.A., an accounting firm that provides financial, tax and advisory services to a wide range of businesses and not-for-profit organizations throughout the state of Florida.  Mr. Scott has been a certified public accountant in the state of Florida since 1979.  He graduated from Rollins College with a Bachelor of Arts degree in Business Administration in 1978.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply.  Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year.  Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder.  To the Company’s knowledge, based solely on a review of the copies of these reports furnished to it, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERSAND MANAGEMENT

The following table sets forth, as of October 2, 2015, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Shareholdings at October 2, 2015

Name and Address of Beneficial Owner	Number & Class of Shares, Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Shares Percent of Class (1)
Timothy B. Shannon	1,983,333	5.30%
c/o Dale Jarrett Racing Adventure, Inc.
945 3rd Avenue SE, Suite 102
Hickory, NC 28602

Glenn Jarrett	900,000	2.40%
c/o Dale Jarrett Racing Adventure, Inc.
945 3rd Avenue SE, Suite 102
Hickory, NC 28602

Ronda Robertson	400,000	1.07%
c/o Dale Jarrett Racing Adventure, Inc.
945 3rd Avenue SE, Suite 102
Hickory, NC 28601

Ned Jarrett	1,000,000	2.67%
3182 Ninth Tee Drive
Newton, NC 28658

Dale Jarrett	1,500,000	4.01%
3182 Ninth Tee Drive
Newton, NC 28658

Brett Favre	1,500,000	4.01%
132 Westover Drive
Hattiesburg, MS 39402

Kenneth J. Scott	609,800	1.63%
c/o Dale Jarrett Racing Adventure, Inc.
945 3rd Avenue SE, Suite 102
Hickory, NC 28602

Robert Brooks	2,500,000	6.68%
9 Prospect Avenue
Port Washington, NY 11050
	10,000,000	26.71%
Norberto Benitez, M.D.
P.O. Box 631
Ponte Vedra, FL 32004

 (1)  The percentages are based upon 37,438,852 outstanding common shares.

COMPENSATION OF EXECUTIVE OFFICERS

The following table set forth certain information as to the compensation paid to our executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Timothy B. Shannon	2014	134,504	-	-	12,000	146,504
CEO, CFO	2013	161,150	-	-	20,000	181,150
Ronda Robertson	2014	81,389	-	-	12,000	93,389
COO	2013	91,772	-	-	12,000	103,772

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards as of December 31, 2014 as all expired during 2014.

Director Compensation for 2014.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Timothy B. Shannon	25,000	-	-	-	25,000
Glenn Jarrett	-	-	-	-	-
Ken Scott	-	-	-	-	-

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees.  We paid aggregate fees and expenses of approximately $28,100 and $28,000, respectively, to Kingery & Crouse, P.A. during 2014 and 2013, respectively, for work completed for our annual audits and quarterly reviews of our financial statements.

Tax Fees. We did not incur any aggregate tax fees and expenses from Kingery & Crouse, P.A. for the years ended December 31, 2014 and 2013, respectively, for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees. We did not incur any other fees from Kingery & Crouse, P.A. during 2014 and 2013.

The board of directors, acting as the Audit Committee considered whether, and determined that, the auditor's provision of non-audit services was compatible with maintaining the auditor's independence.  All of the services described above for the years ended December 31, 2014 and 2013 were approved by the board of directors pursuant to its policies and procedures.

OTHER MATTERS

The Board of Directors does not currently know of any other matters to be presented at the 2015 Special Meeting.  If any other matters properly come before the Special Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

FLORIDA BUSINESS CORPORATIONS ACT SECTIONS 607.1301-607.1333

607.1301 Appraisal rights; definitions.—The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302 Right of shareholders to appraisal.—

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners.—

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of appraisal rights.—

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of intent to demand payment.—

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal notice and form.—

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323 Perfection of rights; right to withdraw.—

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder’s acceptance of corporation’s offer.—

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if shareholder is dissatisfied with offer.—

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330 Court action.—

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331 Court costs and counsel fees.—

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332 Disposition of acquired shares.—Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on corporate payment.—

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

Dale Jarrett Racing Adventure, Inc.

Pro Forma Balance Sheet

After Sale of Assets and Liabilities

ASSETS
Note receivable	$ 200,000
Total Assets	$ 200,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities	$ -

Stockholders' (Deficit):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized	-
Common stock, $0.0001 par value, 200,000,00 shares authorized, 27,010,502 and 24,510,502 issued and 26,338,852 and 23,838,852 shares outstanding	2,811
Additional paid-in capital	6,639,431
Treasury stock, 671,650 at cost	(39,009)
Accumulated (deficit)	(6,403,233)
Total stockholders' deficit	200,000
Total Liabilities and Stockholders' Deficit	$ 200,000